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                                                                    Exhibit 20.1

                         FNBC Credit Card Master Trust
                      Excess Spread Analysis - June 2001


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Series                                                                 1997-1
Deal Size                                                             $300 MM
Expected Maturity                                                    08/15/02
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Yield                                                                  18.11%
Less:   Coupon                                                          6.07%
        Servicing Fee                                                   1.50%
        Gross Credit Losses                                             5.69%

Excess Spread:
        June-01                                                         4.86%
        May-01                                                          5.35%
        April-01                                                        5.90%
Three month Average Excess Spread                                       5.37%

Delinquencies:
        30 to 59 Days                                                   1.28%
        60 to 89 Days                                                   0.80%
        90 + Days                                                       1.23%
        Total                                                           3.31%

Payment  Rate:                                                         12.71%